Exhibit 11

                      CONAGRA, INC. AND SUBSIDIARIES

                      Computation of Income Per Share

                 (In millions, except per share amounts)



                                          Fiscal Year Ended
                                               52/53
                                   May 31, May 30, May 29, May 28, May 26,
                                     1992    1993    1994    1995    1996
                                   ------  ------  ------  ------  ------


Computation of income per
  common and common
  equivalent share:
Income before cumulative
  effect of change in
  accounting principle             $372.4  $391.5  $437.1  $495.6  $188.9
Less preferred dividends             24.5    24.0    24.0    24.0     8.6
                                   ------  ------  ------  ------  ------
Income available to common
  stock before cumulative
  effect of change
  in accounting principle           347.9   367.5   413.1   471.6   180.3
Cumulative effect of change
  in accounting principle              -   (121.2)     -       -       -
                                   ------  ------  ------  ------  ------
Income available to common
  stock                            $347.9  $246.3  $413.1  $471.6  $180.3
                                   ======  ======  ======  ======  ======

Weighted average common
  shares outstanding                227.9   230.3   226.7   226.5   225.7
  Add shares applicable to
    stock options using
    average market price              4.0     2.7     1.8     2.5     3.8
                                   ------  ------  ------  ------  ------
Average common and common
equivalent shares
outstanding                         231.9   233.0   228.5   229.0   229.5
                                   ======  ======  ======  ======  ======

Income per common and common
equivalent share:
  Before cumulative effect of
    change in accounting
    principle                      $ 1.50  $ 1.58  $ 1.81  $ 2.06  $  .79
Cumulative effect of
    change in
    accounting principle              -     (0.52)     -       -       -
                                   ------  ------  ------  ------  ------
Net Income                        $  1.50 $  1.06 $  1.81 $  2.06 $   .79
                                   ======  ======  ======  ======  ======

Computation of income
  per common share
  assuming full dilution:
  Income available to
    common stock before
    cumulative effect of
    change in accounting
    principle                      $347.9  $367.5  $413.1  $471.6  $180.3
Add dividends on
   convertible preferred
   stock                             24.5    24.0    24.0    24.0     8.6
                                   ------  ------  ------  ------  ------
Net income available to
   common stock before
   cumulative effect of
   change in accounting
   principle assuming
   full dilution                    372.4   391.5   437.1   495.6   188.9
Cumulative effect of
   change in accounting
   principle                           -   (121.2)     -       -       -
                                   ------  ------  ------  ------  ------
Net income applicable
   to common stock assuming
   full dilution                   $372.4  $270.3  $437.1  $495.6  $188.9
                                   ======  ======  ======  ======  ======


Exhibit 11 (Continued)
                                          Fiscal Year Ended
                                               52/53 Weeks
                                   May 31, May 30, May 29, May 28, May 26,
                                     1992    1993    1994    1995    1996
                                   ------  ------  ------  ------  ------

Weighted average common
  shares outstanding                227.9   230.3   226.7   226.5   225.7
Add shares assumed
  issued for convertible
  preferred stock                    14.8    14.7    14.6    14.6     5.6
Add shares applicable to
  stock options using
  the period-end market
  price if higher than
  average market price                4.0     2.8     1.9     3.1     4.0
                                   ------  ------  ------  ------  ------

Average common and common
  equivalent shares
  assuming full dilution            246.7   247.8   243.2   244.2   235.3
                                   ======  ======  ======  ======  ======

Income per common share
  assuming full dilution:
  Before cumulative effect
   of change in accounting
   principle                      $  1.51 $  1.58 $  1.80 $  2.03 $   .80
Cumulative effect of
  change in accounting
  principle                             -   (0.49)      -      -       -
                                   ------  ------  ------  ------  ------
Net Income                        $  1.51 $  1.09 $  1.80 $  2.03 $   .80
                                   ======  ======  ======  ======  ======